Exhibit 31.3

Certification of Chief Financial Officer

of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Philippe Deschamps, certify that:

1.	I have reviewed this amendment to annual report on Form 10-K of Helius Medical Technologies, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018

/s/ Philippe Deschamps
Philippe Deschamps
Chief Executive Officer President, Chief Executive Officer and Director (Principal Executive Officer)